4871-4195-9339.7 CRIMSON WINE GROUP, LTD. Insider Trading and Anti-Tipping Policy 1. Introduction 1.1 This Insider Trading and Anti-Tipping Policy (“Policy”) describes the standards of Crimson Wine Group, Ltd. (“Crimson”) and its subsidiaries (together with Crimson, the “Company”) on trading, and causing the trading of, Crimson’s securities or securities of certain other publicly-traded companies while in possession of confidential information. 1.2 During the course of employment, employees, officers and directors of the Company periodically become aware of confidential and highly sensitive information concerning the Company, the Company’s operating subsidiaries and brands, which are identified on Crimson’s website located at http://www.crimsonwinegroup.com/about-us/our-brands. One of the principal purposes of the federal securities laws is to prohibit “insider trading” and impose severe civil and criminal penalties on persons involved in insider trading. Insider trading occurs when a person uses material nonpublic information (as defined in Section 4 below) obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade Crimson’s securities or the securities of certain other publicly traded companies or to provide that information to others outside of the Company. 1.3 The laws apply not only to persons such as directors and officers of the Company, but also to any employee who is aware of such information. Persons who “tip” or pass along material nonpublic information to others (including family members) and those who subsequently trade after receiving material nonpublic information also violate the federal securities laws. 1.4 This Policy applies to all employees, all officers and all directors of the Company. This Policy applies to all trading or other transactions in (i) Crimson’s securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company; and (ii) the securities of certain other publicly traded companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies’ securities, where the person trading used information obtained while working for the Company. 2. Crimson Wine Group, Ltd. Corporate Policy 2.1 It is the policy of the Company to comply with all applicable laws and regulations in conducting its business. 2.2 No insider trading. The Company’s policy is that no director, officer, or employee of the Company who is aware of material nonpublic information relating to (i) the Company or (ii) any other public company, may buy or sell Crimson’s, or such other companies’ securities or pass such information on to others. The same restrictions apply to family members of the Company’s directors, officers and employees and others living in their households, as well as any family

4871-4195-9339.7 2 members who do not live in the household of such directors, officers, or employees, but whose transactions in Crimson’s or such other companies’ securities are directed by or subject to the influence or control of such directors, officers, or employees. 2.2.1 No director, officer or employee may trade in any Crimson security while you possess (are aware of) material nonpublic information about the Company. The terms “material” and “nonpublic” are defined in Section 4.1 and 4.2 below. 2.2.2 For compliance purposes, no employee, officer or director should “tip” or recommend securities to any other person, including family or friends, or otherwise cause the purchase or sale of securities, while in possession of information that you have reason to believe is material and non-public. 2.2.3 No director, officer or employee may trade in (or tip regarding) the securities of other public companies if you become aware of material nonpublic information concerning them in the course of your employment or otherwise. 2.2.4 No director, officer or employee may buy or sell any stocks or bonds or trade in derivative securities such as put and call options if you are aware of material nonpublic information. 2.2.5 No director, officer or employee may purchase or sell any security of any other company, whether or not issued by the Company, while in possession of material non-public information about that company that was obtained in the course of his or her involvement with the Company. No director, officer or employee who knows of any such material non-public information may communicate that information to any other person, including family and friends. 2.2.6 Employees, officers and directors must “pre-clear” all trading in securities of Crimson in accordance with the procedures set forth in Section 7 below. 2.3 Other prohibited transactions. Directors, officers and employees are prohibited from engaging in the following transactions in Crimson’s securities unless advance approval is obtained from the Chief Financial Officer (“CFO”): (a) Short Sales. No director, officer or employee may engage in the short sale of Crimson’s securities. (b) Margin Accounts and Pledges. No director, officer or employee may hold Crimson securities in a margin account or pledge Crimson securities as collateral for a loan. (c) Hedging Transactions. No director, officer or employee may enter into hedging or monetization transactions or similar arrangements with respect to Crimson securities.

4871-4195-9339.7 3 2.4 Pre-clearance. The Company’s policy requires directors, officers and employees to pre-clear all transactions in securities of Crimson in order to avoid even the appearance of insider trading violations. Please refer to the Pre-Clearance Policy and Procedure in Section 7 below. 2.4.1 YOU SHOULD BE AWARE THAT IN EVALUATING A REQUEST FOR PRECLEARANCE, CONSIDERATION WILL BE GIVEN TO WHETHER OR NOT THE COMPANY IS ENGAGED IN PREPARATION OF A SECURITIES FILING, INCLUDING ITS ANNUAL AND QUARTERLY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER BLACKOUT PERIODS (AS DEFINED HEREIN). IN YOUR FINANCIAL PLANNING YOU SHOULD ANTICIPATE THAT PRE-CLEARANCE WILL BE LESS LIKELY TO BE GRANTED THE CLOSER THE COMPANY IS TO SUCH A FILING. 3. Consequences of Non-Compliance 3.1 Individuals who violate the insider trading laws, regardless of how small the profit, can be liable for a civil fine of up to three times the profit gained or loss avoided and criminal penalties up to $5 million, including a jail term of up to 20 years, disgorgement of profits and can be barred from serving as an officer or director of the Company or any other public company filing reports with the SEC. Companies and supervisory personnel who fail to prevent such illegal trading face civil penalties of the greater of $2,559,636 (subject to adjustment for inflation) or three times the profit gained or losses avoided, and criminal fines. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as persons that directly or indirectly control the person who committed such violation. 3.2 In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material non-public information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. 3.3 Failure to comply with the Company’s Insider Trading and Anti-Tipping Policy will result in disciplinary action by the Company that may include termination for cause. 4. Material Nonpublic Information 4.1 “Material” information refers to any information that a reasonable investor would consider important in making a decision to buy, sell, hold, or vote securities, given the total mix of available information in the marketplace. In simple terms, material information is any type of information that has market significance and that reasonably could be expected to affect the price of Crimson’s securities or that would be likely to be considered important by investors who are considering trading in that company’s securities. Certainly, if such information makes you want to buy or sell Company securities (or securities of another company that you learned about from your position at the Company), it would probably have the same effect on others. A few examples of the many types of information considered material include:

4871-4195-9339.7 4 4.1.1 Projections of future earnings or losses and strategic plans for the Company and its subsidiaries. 4.1.2 Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity. 4.1.3 Proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets or subsidiaries of the Company. 4.1.4 New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof. 4.1.5 Major discoveries or significant changes or developments in products or product lines, research, or technologies. 4.1.6 Significant changes or developments in supplies or inventory, including significant product defects, recalls, or product returns. 4.1.7 Significant pricing changes. 4.1.8 Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts. 4.1.9 Significant changes in management. 4.1.10 Significant write-downs in assets or increases in reserves. 4.1.11 Developments regarding significant litigation or government agency investigations. 4.1.12 Actual or threatened major litigation or the resolution of such litigation. 4.1.13 Cybersecurity risks and incidents, including vulnerabilities and breaches. 4.2 “Nonpublic” information is simply information that has not been disclosed to the general public. This sort of information only becomes public after it is released to the public and the market has had time to absorb and adjust to the information. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. What constitutes “public disclosure” will vary on a case-by-case basis. Nonpublic information may include: 4.2.1 information available to a select group of analysts or brokers or institutional investors;

4871-4195-9339.7 5 4.2.2 undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and 4.2.3 information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two trading days). 4.3 Because investor decisions to buy, hold, sell, or vote stock, affect the price of securities, it is easy to understand how trading while in possession of material, non-public information can unfairly impact security prices. It is this effect that the federal securities laws are meant to avoid. 4.4 Rule 144 requires certain information concerning the Company to be publicly available, limits the amount of securities that may be sold within a three-month period, requires the mailing of a notice to the SEC concurrently with the placement of the sale order with a broker or execution of the sale with a market maker and restricts sales to usual “brokers’ transactions” or transactions directly with a market maker. 4.5 If you are uncertain if you possess material nonpublic information, you must consult the CFO, Adam Howell (adam.howell@crimsonwinegroup.com or (707) 260-0923) before trading in any securities of the Company. 4.6 IF YOU ARE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION OR IF YOU HAVE RECEIVED NOTIFICATION FROM THE COMPANY THAT YOU ARE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION, YOU CAN NOT TRADE IN ANY SECURITIES OF CRIMSON OR ANY OTHER AFFECTED COMPANY, NOR CAN YOU DISCLOSE OR “TIP” THAT INFORMATION TO PERSONS NOT YET POSSESSING THE INFORMATION. 5. Pre-Clearance Policy 5.1 Because all directors, officers and employees are likely to obtain material non- public information on a regular basis, all directors, officers and employees are required to pre- clear all transactions in Crimson’s securities (see “Pre-Clearance Procedure,” below) in order to avoid insider trading violations. 5.2 Our Policy is that (1) the Company shall maintain the confidence of employee trading records that arise in the pre-clearance process, and (2) each individual shall maintain the fact of pre-clearance trading restrictions in strictest confidence. TRADING WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION IS PROHIBITED EVEN IF IT OCCURS AFTER THE TRADE IS PRE-CLEARED. 6. Exceptions to Policy 6.1 Exercising Stock Options. Exercising stock options for cash or by delivery of shares of the Company’s stock to the Company is not prohibited by this Policy. However, exercising

4871-4195-9339.7 6 stock options through a broker-sponsored “cashless exercise” transaction is effectively selling securities to the public and is therefore covered by the restrictions set forth in this Policy. 6.2 401(k) Plan. Investing 401(k) plan contributions in a Crimson stock fund in accordance with the terms of the Company’s 401(k) plan is not prohibited by this Policy. However, any changes in your investment election regarding Crimson’s stock are subject to trading restrictions under this Policy. 7. Pre-Clearance Procedure 7.1 This pre-clearance procedure is part of the Company’s Insider Trading and Anti- Tipping Policy and is not to be interpreted as financial or personal legal advice on securities trading. 7.2 Prior to any purchase or sale (or otherwise make any transfer, gift, pledge or loan) of any of Crimson’s securities, or entering into a Rule 10b5-1 Trading Plan (as defined under Section 9 below), you must submit to the CFO, Adam Howell (adam.howell@crimsonwinegroup.com or (707) 260-0923), and the Corporate Secretary, Tina Hilger (tina.hilger@crimsonwinegroup.com or (707) 260-0910), by email or facsimile an Application and Certification for Trading (which is attached to this Policy) to determine whether a trade at such time is permitted under this Policy. All directors, officers and employees will need to complete a copy of the attached Application and Certification as an initial step in the pre-clearance process. You will be notified orally or in writing or by email whether or not your transaction has been approved. 7.3 Please note the following: 7.3.1 Be certain that you obtain pre-clearance prior to effecting any purchase or sale of Crimson’s securities or entering into any securities-based swap agreements. 7.3.2 You must also obtain pre-clearance prior to initiating discussion of a proposed trade with other individuals such as brokers or investment advisors. 7.3.3 If your proposed transaction is approved, the approval is effective from the time approval is given until the close of business on the following day, unless you are advised otherwise at the time of pre-clearance. 7.3.4 In the event that you are advised not to trade, such advice must be followed and be kept confidential. Maintaining such advice in confidence will prevent the inadvertent signal to others that something material and nonpublic may be occurring with respect to the Company. 8. Blackout Periods 8.1 All directors, officers and employees are prohibited from trading in Crimson’s securities during blackout periods (“Blackout Periods”) as defined below.

4871-4195-9339.7 7 8.1.1 Quarterly Blackout Periods. Trading in Crimson’s securities is prohibited during the period beginning at the close of the market on the date that is two weeks before the end of each fiscal quarter and ending at the close of business on the second trading day following the date the Company’s financial results are publicly disclosed and Form 10-Q or Form 10-K is filed; provided, however, that if the two-week period beginning on the second trading day following the Company’s filing of Form 10-K overlaps with the period beginning at the close of the market on the date that is two weeks before the end of the fiscal quarter when Form 10-K is filed, the Blackout Period with respect to such fiscal quarter will begin on the earlier of the date that is two-weeks after the second trading day following the filing of Form 10-K or the end of the fiscal quarter when Form 10-K is filed. During these periods, directors, officers and employees generally possess or are presumed to possess material non-public information about the Company’s financial results. 8.1.2 Other Blackout Periods. From time to time, other types of material non- public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new significant business developments) may be pending and not be publicly disclosed. While such material non-public information is pending, the Company may impose special Blackout Periods during which directors, officers and employees are prohibited from trading in Crimson’s securities. If the Company imposes a special Blackout Period, it will notify the directors, officers and employees affected. 8.1.3 Exception. These trading restrictions do not apply to transactions under a Rule 10b5-1 Trading Plan that has been pre-cleared in accordance with Section 7. 9. Pre-Arranged Trading Plans 9.1 An individual may pre-arrange a plan of trading in Crimson’s securities or the securities of other companies subject to the terms of this Policy. A pre-arranged trading written plan, contract, instruction, or arrangement (a “Rule 10b5-1 Trading Plan”) that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provides an individual with an affirmative defense to a charge of insider trading law violation. This means that you can pre-arrange securities transactions which may go forward, irrespective of your knowledge of material nonpublic information at the time of the transaction. 9.2 To comply with this Policy, a Rule10b5-1 Trading Plan must: 9.2.1 Be entered into (or revised or amended) outside a Blackout Period and at a time when you do not possess material nonpublic information; 9.2.2 Be pre-cleared and approved by contacting the office of the Chief Financial Officer (see “Pre-Clearance Procedure” in Section 7);

4871-4195-9339.7 8 9.2.3 Either: (a) expressly specify the amount, price, and date of trades; (b) include a written formula or algorithm, or computer program, for determining amounts, prices, and dates; or (c) not permit the person to exercise any subsequent influence over how, when, or whether to effect purchases or sales; provided, in addition, that any other person who does exercise such influence is not aware (or is deemed to be unaware) of the material nonpublic information when doing so; 9.2.4 Provide that no trades may occur thereunder until expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(1)(ii)(B) of the Exchange Act, and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the director, officer or employee affected. For directors and officers, the cooling-off period ends on the later of (x) 90 days after adoption or certain modifications of the 10b5-1 Trading Plan; or (y) two business days following disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the 10b5-1 Trading Plan was adopted. For all other persons to whom the Policy applies (other than directors and officers), the cooling-off period ends 30 days after adoption or modification of the 10b5-1 Trading Plan. This required cooling-off period will apply to the entry into a new 10b5-1 Trading Plan and any revision or modification of a 10b5-1 Trading Plan; 9.2.5 Be entered into in good faith by the director, officer or employee, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act, at a time when the director, officer or employee is not in possession of material nonpublic information about the Company; and if the affected person is a director or officer, the 10b5-1 Trading Plan must include representations by such person certifying to that effect; 9.2.6 Give a third party the discretionary authority to execute such purchases and sales, outside the control of the director, officer or employee, so long as such third party does not possess securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; and 9.2.7 It is the only outstanding Rule 10b5-1 Trading Plan entered into by the director, officer or employee (subject to the exceptions set out in Rule 10b5- 1(c)(1)(ii)(D) of the Exchange Act). 9.3 If you are considering entering into, modifying or terminating a Rule 10b5-1 Trading Plan or have any questions regarding Rule 10b5-1 Trading Plans, please contact the CFO. You should consult your own legal and tax advisors before entering into, or modifying or

4871-4195-9339.7 9 terminating, a Rule 10b5-1 Trading Plan. A trading plan, contract, instruction or arrangement will not qualify as a Rule 10b5-1 Trading Plan without the prior review and approval of the CFO as described above. 9.4 Use of a Rule 10b5-1 Trading Plan allows a person to trade in Crimson securities or the securities of certain other publicly traded companies even during trading Blackout Periods because trading decisions are made by an independent third party according to a pre-set plan. However, a purchase or sale would not be protected from insider trading liability if you alter or deviate from the plan (in other words, if you exercise investment control). Adopted by the Board of Directors June 4, 2015 Legal Review March 28, 2024 Approved by Audit Committee May 7, 2024 Final Legal Review May 10, 2024

4871-4195-9339.7 Application and Certification for Trading by Directors, Corporate Officers and Employees of Crimson Wine Group, Ltd. and its Subsidiaries Name: Title: Proposed Trade Date: Name of Company and Type of Security to be Traded: Type of Trade (Purchase/Sale): Number of Shares to be Traded: Examples of Material Nonpublic Information While it is not possible to identify all information that would be deemed “material nonpublic information”, the following types of information ordinarily would be included in the definition of material information not yet publicly released by the company: • Projections of future earnings or losses and strategic plans for the company and its subsidiaries. • Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity. • Mergers and acquisitions or the sale of company assets or subsidiaries. • New major contracts, orders, suppliers, customer, or finance sources, or the loss thereof. • Major discoveries or significant changes or developments in products or product lines, research or technologies. • Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns. • Significant pricing changes. • Stock splits, public or private securities/debt offerings, or changes in company dividend policies or amounts. • Significant changes in senior management. • Significant labor disputes or negotiations. • Actual or threatened major litigation or the resolution of such litigation. • Cybersecurity risks and incidents, including vulnerabilities and breaches.

4871-4195-9339.7 2 Certification I, _______________________________, hereby certify that (I) I am not aware of any “material nonpublic information” concerning Crimson Wine Group, Ltd. (the “Company”) and (ii) to the best of my knowledge, the proposed trade(s) listed will comply with Rule 144 under the Securities Act of 1933, if applicable. I understand that if I trade while possessing “material nonpublic information” or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause. Signature Date